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                                                                      EXHIBIT 11
                     JEFFERIES GROUP, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
              (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

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
                                                                      YEAR ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                     1996      1995      1994
                                                                    -------   -------   -------
Net earnings......................................................  $43,560   $28,529   $20,224
  Adjustment to subsidiary earnings -- common stock equivalents on
     subsidiary...................................................     (501)       --      (125)
                                                                    -------   -------   -------
  Adjusted earnings...............................................  $43,059   $28,529   $20,099
                                                                    =======   =======   =======
Shares of common stock and common stock equivalents:

  Average number of common shares                                    10,822    11,100    11,620
  Average common stock equivalent shares related to employee stock
     based plans..................................................      883       860       758
                                                                    -------   -------   -------
  Average shares used in primary computation......................   11,705    11,960    12,378
  Adjust average common stock equivalents to period-end market
     price, if higher than average price..........................       57        74        --
                                                                    -------   -------   -------
  Average shares used in fully diluted computation................   11,762    12,034    12,378
                                                                    =======   =======   =======
Earnings per share:
  Primary.........................................................  $  3.68   $  2.39   $  1.63
                                                                    =======   =======   =======
  Fully diluted...................................................  $  3.66   $  2.37   $  1.63
                                                                    =======   =======   =======
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